Exhibit 10.8

TERMINIATION OF MPLOYMENT AGREEMENT

THIS AGREEMENT made as of this 22nd day of May, 2008

BETWEEN:

Aultra Gold Inc. (Canada), a British Columbia corporation, having a head office at PO Box 1049 Jacksonville, Oregon, 97530

(the "Company")

OF THE FIRST PART

AND:

Mr. Rauno Perttu, of 2816 Upper Applegate Road,
Jacksonville OR 97530

(the "Employee")

OF THE SECOND PART

WHEREAS:

A.     Both parties had previously agreed to an Employment Agreement with an effective date of January 31, 2006

B.     The Company has had insufficient funds to pay Mr. Perttu on a regular and ongoing basis from January 31, 2006 until May 22, 2008;

NOW THEREFORE in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.   PRIOR SERVICES
1.1
LOCATION OF WORK – It is mutually agreed that all work performed by Mr. Perttu for the Company was performed in the United States which the location of Mr. Perttu and the Company’s properties.  It is mutually agreed that no work was performed in Canada

1.2	PRIOR PAYMENTS – It is mutually agreed that for US tax purposes all prior payments made by the Company to Mr. Perttu will be considered as payments to a consultant and not an employee.

1.3
PRIOR ACCURALS – It is mutually agreed that the Company’s lack of funds forced Mr. Perttu to obtain compensation elsewhere and Mr. Perttu wish to relieve the Company of a portion of its obligation to pay him for his prior services so to obtain a greater equity incentive as part of a new compensation agreement. In addition Mr. Perttu estimates that he spent approximately 75% of his time on Company business and not the 100% as originally anticipated due to the Company’s lack of funds.  According Mr. Perttu hereby agrees to cancel $65,000 of accrued compensation in consideration of obtaining a new employment contract

2.   TERMINATION OF CONTRACT
2.1	Termination date – It is mutually agreed that the employment contract with an effective date of January 31, 2006 is hereby terminated with an effective date of March 31, 2008.

2.1	Termination is mutual – It is mutually agreed that the employment contract is mutually terminated

3.   GENERAL PROVISIONS

3.1
Governing Law – Consistent with the initial agreement this Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, and the parties agree to submit to the jurisdiction of the courts of British Columbia with respect to any legal proceedings arising herefrom.

3.2
Notice - Any notice required or permitted to be given under this Agreement shall be in writing and may be delivered personally or by prepaid registered post addressed to the parties at the above mentioned addresses or at such other address of which notice may be given by such party. Any notice shall be deemed to have been received, if personally delivered, on the date of delivery, and if mailed as aforesaid, then on the fourth business day following the day of mailing.

3.3	Assignment - This Agreement may not be assigned in whole or in part by either of the parties.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

Aultra Gold, Inc. (Canada)

_______________________________
Authorized Signatory

SIGNED, SEALED & DELIVERED
by Rauno Perttu in the presence of:
___________________________________
Signature of Witness

Name: __________________________________
Address: ________________________________
_______________________________________

Occupation: ______________________________
) ) ) ) ) ) Rauno Perttu ) ) ) ) ) )